UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 6, 2021

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

(432) 276-3966

Registrant’s telephone number, including area code

New Providence Acquisition Corp.

10900 Research Blvd

Ste 160C PMB 1081

Austin, TX 78759

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Introductory Note

As used in this Current Report on Form 8-K, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” “Registrant,” “we,” “us” and “our” refer to the entity formerly named New Providence Acquisition Corp., after giving effect to the Business Combination (as defined below), and as renamed AST SpaceMobile, Inc.

On April 6, 2021 (the “Closing Date”), New Providence Acquisition Corp., a Delaware corporation (“NPA”), completed the previously announced business combination pursuant to that certain Equity Purchase Agreement, dated as of December 15, 2020 (the “Equity Purchase Agreement”), by and among NPA, AST & Science LLC, a Delaware limited liability company (“AST”), the existing equityholders of AST (the “Existing AST Equityholders”), New Providence Acquisition Management LLC, a Delaware limited liability company (“Sponsor”), and Abel Avellan (“Avellan”) or in his capacity as Existing AST Equityholder Representative (the “Existing AST Equityholder Representative”). As contemplated by the Equity Purchase Agreement and described in the section titled “Proposal No. 1 — The Business Combination Proposal” beginning on page 106 of the definitive proxy statement (the “Proxy Statement”), filed by NPA on March 12, 2021 with the Securities and Exchange Commission (the “SEC”), on the Closing Date the following occurred: (a) NPA was appointed as the managing member of AST and AST became a subsidiary of NPA; (b) NPA changed its name to “AST SpaceMobile, Inc.”; (c) immediately prior to the closing of the Business Combination, all then-outstanding shares of Class B common stock, par value $0.0001 per share, of NPA (“NPA Class B Common Stock”) held by Sponsor (the “Sponsor Stock”) converted into shares of Class A common stock, par value $0.0001 per share, of NPA (“NPA Class A Common Stock”) immediately prior to the Business Combination; (d) each share of NPA Class A Common Stock, including those converted as described in (c) above, was converted into one share of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), and each warrant of NPA (an “NPA Warrant”) was converted into one warrant of the Company (a “Warrant”); (e) AST restructured its capitalization, appointed the Company as its managing member and issued to the Company 51,729,704 units of ownership interest in AST (the “AST Common Units”), which entitle the holder to the distributions, allocations, and other rights under the Fifth Amended and Restated Limited Liability Company Operating Agreement of AST (the “A&R Operating Agreement”), in exchange for which AST received approximately $227.0 million remaining in NPA’s trust account following (i) the $4.8 million payment of deferred underwriting commissions (ii) $0.2 million million of redemptions made in connection with NPA’s special meeting of stockholders relating to the transactions contemplated by the Equity Purchase Agreement (the “Special Meeting”) and NPA’s annual meeting of stockholders to approve, among other things, a charter amendment to extend the date by which it had to complete an initial business combination and (iii) the repayment of a $0.6 million related party loan between AST and NPA; (f) AST issued to the Company warrants to purchase up to 17,600,000 AST Common Units; (g); certain investors (the “PIPE Investors”) purchased 23,000,000 shares of Class A Common Stock; (h) the Company issued 51,636,922 shares of Class B common stock, par value $0.0001 per share, of the Company, which carries one vote per share but no economic rights (“Class B Common Stock”) to the Existing AST Equityholders (other than Avellan); and (i) the Company issued 78,163,078 shares of Class C common stock, par value $0.0001 per share, of the Company, which carries ten votes per share but no economic rights (“Class C Common Stock”) to Avellan (the transactions referred to in clauses (a) through (i), collectively, the “Business Combination”).

As a result of the Business Combination, the Company is organized in an “Up-C” structure in which substantially all of the operating assets of AST’s business are held by AST, and the Company’s only assets are its equity interests in AST.

As of the open of trading on April 7, 2021, the Class A Common Stock and Warrants of AST SpaceMobile, Inc., formerly those of NPA, began trading on The Nasdaq Capital Market (“Nasdaq”) as “ASTS” and “ASTSW,” respectively.

Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the Proxy Statement. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Immediately following the Business Combination, the Company’s ownership was as follows:

●	NPA’s former public stockholders own 12.7% of the Company’s outstanding common stock, all of which is Class A Common Stock, and represents approximately 2.6% of the voting power of the Company;

●	The PIPE Investors own approximately 12.7% of the Company’s outstanding common stock, all of which is Class A Common Stock, and represents approximately 2.6% of the voting power of the Company;

●	The Sponsor and Existing AST Equityholders, including Avellan, own 77.8% of the Company’s outstanding common stock, consisting of the Sponsor’s 5,710,000 shares of Class A Common Stock, the Existing AST Equityholders’ 51,636,922 shares of Class B Common Stock and Avellan’s 78,163,078 shares of Class C Common Stock, which collectively represent approximately 95.5% of the voting power of the Company.

Item 1.01. Entry into a Material Definitive Agreement.

Stockholders’ Agreement

On April 6, 2021, in connection with the completion of the Business Combination and as contemplated by the Equity Purchase Agreement, the Company, the AST Equityholders and Sponsor entered into a stockholders’ agreement (the “Stockholders’ Agreement”). The material terms of the Stockholders’ Agreement are described in the section of the Proxy Statement beginning on page 126 titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Stockholders’ Agreement.” Such description is qualified in its entirety by the full text of the Stockholders’ Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Sponsor Voting Agreement

On April 6, 2021, in connection with the completion of the Business Combination and as contemplated by the Equity Purchase Agreement, the Company and Sponsor entered into a sponsor voting agreement (the “Sponsor Voting Agreement”). The material terms of the Sponsor Voting Agreement are described in the section of the Proxy Statement beginning on page 128 titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Sponsor Voting Agreement.” Such description is qualified in its entirety by the full text of the Stockholders’ Agreement, which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.

Registration Rights Agreement

On April 6, 2021, in connection with the completion of the Business Combination and as contemplated by the Equity Purchase Agreement, the Company, the Existing AST Equityholders and Sponsor entered into a registration rights agreement (the “Registration Rights Agreement”). The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement beginning on page 128 titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements —Registration Rights Agreement.” Such description is qualified in its entirety by the text of the Registration Rights Agreement, which is included as Exhibit 10.3 to this Report and is incorporated herein by reference.

Tax Receivable Agreement

On April 6, 2021, in connection with the completion of the Business Combination and as contemplated by the Equity Purchase Agreement, AST, the Existing AST Equityholders and Thomas Severson, as the TRA Holder Representative, entered into a tax receivable agreement (the “Tax Receivable Agreement”). The material terms of the Tax Receivable Agreement are described in the section of the Proxy Statement beginning on page 124 titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.” Such description is qualified in its entirety by the text of the Tax Receivable Agreement, which is included as Exhibit 10.4 to this Report and is incorporated herein by reference.

A&R Operating Agreement

On April 6, 2021, in connection with the completion of the Business Combination and as contemplated by the Equity Purchase Agreement, the Company, AST and each of the Existing AST Equityholders entered into the A&R Operating Agreement, which, among other things, (i) restructured the capitalization of AST, and (ii) appointed the Company as the managing member of AST. As consideration for issuing AST Common Units to the Company, the Company contributed $456 million in gross proceeds to AST and became the managing member of AST. As a result of the recapitalization of AST, Mr. Avellan owns 78,163,078 AST Common Units and the Existing AST Equityholders (other than Mr. Avellan) own 51,636,922 AST Common Units. The material terms of the A&R Operating Agreement are described in the section of the Proxy Statement beginning on page 122 titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R Operating Agreement of AST.” Such description is qualified in its entirety by the text of the A&R Operating Agreement, which is included as Exhibit 10.5 to this Report and is incorporated herein by reference.

Indemnification Agreements

In connection with the closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On April 1, 2021, the Business Combination was approved by the stockholders of NPA at the Special Meeting. The Business Combination was completed on April 6, 2021.

Consideration to NPA’s Stockholders in the Business Combination

In connection with the Business Combination, holders of 8,460 shares of NPA Class A Common Stock exercised their right to redeem those shares for cash at an approximate price of $10.09 per share, for an aggregate of approximately $85,348, which was paid to such holders on the Closing Date. In addition, in connection with NPA’s annual meeting of stockholders held on March 12, 2021 to approve, among other things, an amendment to its charter, holders of 11,836 shares of NPA Class A Common Stock exercised their right to redeem those shares for cash at an approximate price of $10.09 per share, for an aggregate of approximately $119,406.

Upon completion of the Business Combination, 5,750,000 shares of NPA Class B Common Stock held by Sponsor and other former holders of NPA Class B Common Stock converted into shares of NPA Class A Common Stock immediately prior to the Business Combination, which then converted into shares of Class A Common Stock at the closing of the Business Combination.

Consideration Payable to the Existing AST Equityholders in the Business Combination

The consideration paid to the Existing AST Equityholders in connection with the Business Combination consisted of: (i) 51,636,922 shares of Class B Common Stock issued to the Existing AST Equityholders (other than Avellan) and (ii) 78,163,078 shares of Class C Common Stock issued to Avellan.

The material terms and conditions of the Equity Purchase Agreement are described in the section entitled “Proposal No. 1 — The Business Combination Proposal” beginning on page 106 of the Proxy Statement, which are incorporated herein by reference.

Company Securities Outstanding Following the Business Combination

On the Closing Date, all of NPA’s outstanding units separated into their component parts of one share of NPA Class A Common Stock and one half of one NPA Warrant. Immediately after the Business Combination, there were 51,729,704 shares of Class A Common Stock, Warrants to purchase 17,600,000 shares of Class A Common Stock (including 6,100,000 private placement warrants), 51,636,922 shares of Class B Common Stock and 78,163,078 shares of Class C Common Stock issued and outstanding. On the Closing Date, there were 129,800,000 AST Common Units outstanding (excluding AST Common Units held by the Company).

FORM 10 INFORMATION

Forward-Looking Statements

Some of the information contained in this Current Report on Form 8-K, or incorporated herein by reference, contains forward-looking statements. When contained in this Current Report on Form 8-K, and incorporated herein by reference, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

●	expectations regarding the Company’s strategies and future financial performance, including the Company’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing and level of deployment of satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives;

●	the inability to maintain the listing of the shares of the Class A Common Stock and Warrants of the Company on the NASDAQ;

●	costs related to being a public company;

●	the outcome of any legal proceedings that have been or may be instituted against the Company and others as a result of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	limited liquidity and trading of the Company’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	operational risk;

●	the possibility that the COVID-19 pandemic, or another major disease, disrupts the Company’s business;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Company’s resources;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in the Proxy Statement, including those set forth under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

Business

The information set forth in the section entitled “Other Information about AST” beginning on page 171 of the Proxy Statement is incorporated herein by reference.

Risk Factors

The information set forth in the section entitled “Risk Factors” beginning on page 50 of the Proxy Statement is incorporated herein by reference.

Selected Consolidated Historical Financial and Other Information

The following table sets forth selected consolidated historical financial information derived from AST’s audited financial statements as of and for the years ended December 31, 2020 and 2019. The following summary financial information should be read in conjunction with the financial statements filed herewith as Exhibit 99.1.

	As of December 31,
(dollars in thousands)	2020	2019
Balance Sheet Data:
Cash and cash equivalents	$42,777	$26,498
Total property and equipment, net	37,070	3,782
Total assets	99,645	35,948
Total liabilities	19,658	6,199
Total members’ equity	79,987	29,749

	For the Year Ended December 31,
(dollars in thousands)	2020	2019
Statement of Operations Data:
Revenues	$5,967	$1,414
Cost of sales	(3,025)	(954)
Gross Profit	2,942	460
Operating Expenses
Engineering Services	13,081	4,668
Research and Development	1,011	1,062
General and Administrative	12,320	5,404
Depreciation and Amortization	887	388
Total Operating Expenses	27,299	11,522
Net Loss	$(24,405)	$(11,141)

Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in Exhibit 99.2 to this Current Report on Form 8-K, which includes the unaudited pro forma condensed combined financial information of the Company and AST is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk

The Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2020 and 2019 is filed herewith as Exhibit 99.3 and incorporated herein by reference.

Facilities

The information set forth in the section entitled “Other Information about AST — Facilities” on page 179 of the Proxy Statement is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

Following the Business Combination, AST is a subsidiary of the Company. In its capacity as managing member of AST, the Company will operate and control all of AST’s business and affairs and will consolidate AST’s financial results into the Company’s financial statements.

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of the Closing Date by:

●	each person known to be the beneficial owner of more than 5% of the Company’s outstanding ordinary shares;

●	each director and each of the Company’s named executive officers; and

●	all current executive officers and directors as a group.

The information below is based on an aggregate of 51,729,704 shares of Class A Common Stock, 51,636,922 shares of Class B Common Stock and 78,163,078 shares of Class C Common Stock issued and outstanding as of the Closing Date. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Voting power represents the combined voting power of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock owned beneficially by such person. On all matters to be voted upon, holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunset Date (as defined in the Stockholders’ Agreement), the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) (x) (A) 88.31% minus (B) the total voting power of the outstanding stock of the Company (other than Class C Common Stock) owned or controlled by Avellan and his permitted transferees, divided by (y) the number of shares of Class C Common Stock then outstanding on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by the individuals below:

	Class A Common Stock		Class B Common Stock		Class C Common Stock		Combined Voting Power (%)(2)
Name and Address of Beneficial Owner(1)	Number	%	Number	%	Number	%
Five Percent Holders:
New Providence Management LLC(3)	11,810,000	20.4%	—	—	—	—	1.3%
Rakuten Mobile, Inc.(4)	2,500,000	4.8%	28,520,155	55.2%	—	—	3.5%
Invesat LLC (5)	200,000	*	9,932,541	19.2%	—	—	1.1%
Vodafone Ventures Limited (6)	1,000,000	1.9%	9,044,454	17.5%	—	—	1.1%
ATC TRS II LLC (7)	2,500,000	4.8%	2,170,657	4.2%	—	—	*
Directors and Executive Officers:
Abel Avellan	—	—	—	—	78,163,078	100%	88.3%
Thomas Severson	—	—	1,595,165	3.1%	—	—	*
Brian Heller	—	—	—	—	—	—	—
Rulfo Hernandez	—	—	—	—	—	—	—
Tareq Amin	—	—	—	—	—	—	—
Adriana Cisneros(5)	200,000	*	9,932,541	19.2%	—	—	1.1%
Alexander Coleman(3)	11,810,000	20.4%	—	—	—	—	1.3%
Luke Ibbetson	—	—	—	—	—	—	—
Edward Knapp	—	—	—	—	—	—	—
Hiroshi Mikitani(4)	2,500,000	4.8%	28,520,155	55.2%	—	—	3.5%
Ronald Rubin	—	—	—	—	—	—	—
Richard Sarnoff	—	—	—	—	—	—	—
Julio A. Torres	—	—	—	—	—	—	—
All directors and executive officers, as a group (13 individuals)	14,510,000	28.0%	38,611,861	74.8%	78,163,078	100%	94.2%

*	less than 1%

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o AST SpaceMobile, Inc., Midland Intl. Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706.

(2)	Percentage of combined voting power represents voting power with respect to all shares of Class A common stock, Class B Common Stock and Class C common stock, voting together as a single class. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Until the Sunset Date, holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) (x) (A) 88.31% minus (B) the total voting power of the outstanding stock of the Company (other than Class C Common Stock) owned or controlled by Avellan and his permitted transferees, divided by (y) the number of shares of Class C Common Stock then outstanding on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share.

(3)	Includes 6,100,000 shares of Class A Common Stock underlying the private placement warrants held of record by the Sponsor that will become exercisable on May 6, 2021. The business address of each of Sponsor and Mr. Coleman is 10900 Research Blvd, Ste 160C, PMB 1081, Austin, Texas 78759. Mr. Coleman is a director of the Sponsor and as such has voting and investment discretion with respect to the Class A Common Stock held of record by the Sponsor and may be deemed to have shared beneficial ownership of the Class A Common Stock held directly by the Sponsor.

(4)	Includes 2,500,000 shares of Class A Common Stock held by Rakuten Mobile, Inc. (“Rakuten”) and 28,520,155 shares of Class B Common Stock held by Rakuten Mobile USA Service Inc. (“Rakuten USA”). The business address of each of Mr. Mikitani Rakuten and Rakuten USA is 1-14-1 Tamagawa, Setagaya-ku, Tokyo 158-0094 Japan. Mr. Mikitani is the founder, Chairman and Chief Executive Officer of Rakuten, which is the parent company of Rakuten USA, and as such has voting and investment discretion with respect to the shares of Common Stock held of record by Rakuten and Rakuten USA and may be deemed to have shared beneficial ownership of the shares of Common Stock held directly by Rakuten and Rakuten USA.

(5)	The business address of each of Ms. Cisneros and Invesat LLC (“Invesat”) is c/o Invesat LLC, 121 Alhambra Cir, Coral Gables, Florida 33134. Ms. Cisneros is the president of Invesat and as such has voting and investment discretion with respect to the shares of Common Stock held of record by Invesat and may be deemed to have beneficial ownership of the Common Stock held directly by Invesat.

(6)	The business address of Vodafone Ventures Limited is c/o Vodafone Group Services Limited, One Kingdom Street, Paddington Central, London W2 6BY, UK.

(7)	The business address of ATC TRS II LLC is 116 Huntington Avenue, 11th floor, Boston, MA 02116.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the closing is set forth in the section entitled “SpaceMobile Management After the Business Combination” beginning on page 201 in the Proxy Statement and Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.

Each of Abel Avellan, Tareq Amin, Adriana Cisneros, Alexander Coleman, Luke Ibbetson, Edward Knapp, Hiroshi Mikitani, Ronald Rubin, Richard Sarnoff, Thomas Severson and Julio A. Torres were elected to serve as directors of the Company. Mr. Avellan was appointed as Chairman of the board of directors, and Mr. Torres was appointed as lead independent director. The size of the board is thirteen members, with two director seats vacant. Biographical information for these individuals is set forth in the section entitled “SpaceMobile Management After the Business Combination” beginning on page 201 in the Proxy Statement and is incorporated herein by reference. In accordance with the Second Amended and Restated Certificate of Incorporation of the Company (the “A&R Certificate of Incorporation”), each director will have a term that expires at the Company’s annual meeting of stockholders in 2021 or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

The Board appointed Alexander Coleman, Ronald Rubin and Julio A. Torres to serve on the Audit Committee, with Mr. Torres serving as its chairman. The Board appointed Adriana Cisneros, Alexander Coleman and Julio A. Torres to serve on the Compensation Committee, with Mr. Coleman serving as its chairman. The Board appointed Adriana Cisneros, Richard Sarnoff and Julio A. Torres to serve on the Nominating and Corporate Governance Committee, with Mr. Sarnoff serving as its chairman. Information with respect to the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is set forth in the section entitled “SpaceMobile Management After the Business Combination — Corporate Governance” beginning on page 203 of the Proxy Statement and is incorporated herein by reference.

In connection with the completion of the Business Combination, Abel Avellan was appointed to serve as the Company’s Chief Executive Officer and Thomas Severson was appointed to serve as Chief Financial Officer. Biographical information for these individuals is set forth in the section entitled “SpaceMobile Management After the Business Combination” beginning on page 201 of the Proxy Statement and is incorporated by reference herein.

On April 6, 2021, Brian Heller was appointed to serve as the Company’s Executive Vice President, General Counsel and Secretary. Mr. Heller has over twenty years of public company experience. Mr. Heller joined AST as its Executive Vice President, General Counsel and Secretary in February 2021. Prior to joining AST, he served as General Counsel of Castle Brands Inc., a publicly-traded spirits company, from October 2008 until its sale to Pernod Ricard in October 2019, and as Senior Vice President - Business and Legal Affairs of Ladenburg Thalmann Financial Services, a publicly-traded financial services company, from April 2007 until its sale to a portfolio company of Reverence Capital Partners in May 2020. He joined Ladenburg from AOL Latin America, where he served as Associate General Counsel. Previously, Mr. Heller was a Partner in the Corporate and Intellectual Property Departments at the Steel Hector & Davis law firm (now Squire Patton Boggs) in Miami, Florida. Earlier in his career, he served as a law clerk to the Honorable James Lawrence King of the United States District Court for the Southern District of Florida. Mr. Heller received his J.D., cum laude, from Georgetown University Law Center, where he was Articles Editor of the Georgetown Law Journal, and his bachelor of science degree from Northwestern University.

On April 6, 2021, Rulfo Hernandez was appointed to serve as the Company’s Chief Accounting Officer. Mr. Hernandez joined AST in February 2021 serving as Chief Accounting Officer. Prior to joining AST, Mr. Hernandez worked at Opko Health Inc., serving as its Chief Accounting Officer and Treasurer from July 2020 to February 2021 and as Controller from May 2014 to July 2020. Prior to joining Opko Health Inc. Mr. Hernandez served in various roles at Pricewaterhousecoopers LLP from January 2002 to May 2014. Mr. Hernandez received a Master’s degree from H. Wayne Huizenenga School of Business and Entrepreneurship and his bachelor’s degree from Andrés Bello Catholic University.

Executive Compensation

The information set forth in the section entitled “Executive and Director Compensation of AST” beginning on page 208 of the Proxy Statement, which includes the executive compensation information of AST is incorporated herein by reference.

Director Compensation

The information set forth in the section entitled “Executive and Director Compensation of AST” beginning on page 208 of the Proxy Statement, which includes the director compensation information of AST is incorporated herein by reference.

Certain Relationships and Related Transactions

The information set forth in the sections entitled “Certain Relationships and Related Party Transactions — NPA’s Related Party Transactions” beginning on page 220 and “Certain Relationships and Related Party Transactions — AST’s Related Party Transactions” beginning on page 222 are incorporated herein by reference.

Director Independence

At the closing of the Business Combination, the board of directors of the Company adopted Nasdaq listing standards to assess director independence. The board of directors has determined that each of Adriana Cisneros, Alexander Coleman, Ronald Rubin and Julio A. Torres qualifies as “independent” under the listing requirements of Nasdaq. Each of Ronald Rubin and Julio A. Torres is also an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

Legal Proceedings

The information set forth in the section entitled “Other Information about AST—Legal Proceedings” on page 179 of the Proxy Statement is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Prior to the Closing Date, the Company’s publicly traded units, common stock and warrants were listed on Nasdaq under the symbols “NPAUU,” “NPA,” and “NPAWW,” respectively. Upon the Closing, the Company’s Class A Common Stock and warrants were listed on Nasdaq under the symbols “ASTS” and “ASTSW,” respectively. The Company’s publicly traded units automatically separated into their component securities upon the closing of the Business Combination, and as a result, no longer trade as a separate security and were delisted from Nasdaq.

As of April 6, 2021, following the completion of the Business Combination, there were 28 holders of record of Class A Common Stock and two holders of record of Warrants. However, because many of the shares of Class A Common Stock and the Warrants are held by brokers and other institutions on behalf of stockholders, the Company believes there are substantially more beneficial holders of Class A Common Stock and Warrants than record holders.

The information set forth in the section entitled “Price Range of Securities and Dividends—NPA” on page 247 of the Proxy Statement is incorporated herein by reference.

Market Information and Holders of the Company

As of April 6, 2021, following the completion of the Business Combination, there were 11,500,000 Warrants and 136,333,767 AST Common Units (excluding AST Common Units held by the Company), which are convertible into Class A Common Stock, outstanding. The Company has reserved a total of 10,800,000 shares of Class A Common Stock for issuance pursuant to the 2020 Incentive Award Plan, subject to certain adjustments set forth therein.

Dividends of the Company

NPA has never paid any cash dividends on NPA’s Class A Common Stock. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Company’s board of directors and the board of directors will consider whether or not to institute a dividend policy. The board of directors currently anticipates the Company will retain all earnings of the Company, if any, for use in the Company’s business and operations and, accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Description of Registrant’s Securities

Pursuant to the A&R Certificate of Incorporation, there are 1,225,000,000 shares authorized, of which 800,000,000 shares will be shares of Class A Common Stock, 200,000,000 shares will be shares of Class B Common Stock 125,000,000 shares will be shares of Class C Common Stock, and 100,000,000 shares will be shares of preferred stock, par value $0.0001 per share.

The information set forth in the section entitled “Description of SpaceMobile Securities” beginning on page 239 of the Proxy Statement is incorporated herein by reference.

Indemnification of Directors and Officers

In connection with the closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Further information about the indemnification of the Company’s directors and officers is set forth in the section entitled “Description of SpaceMobile Securities — Limitations on Liability and Indemnification of Officers and Directors” of the Proxy Statement and is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, all of NPA’s outstanding units separated into their component parts of one share of Class A Common Stock and one half of one Warrant to purchase one share of Class A Common Stock and NPA’s units ceased trading on Nasdaq.

Item 3.02 Unregistered Sales of Equity Securities.

On April 6, 2021, in connection with the completion of the Business Combination and as contemplated by the Equity Purchase Agreement and the Subscription Agreements, the Company made the following sales of unregistered securities, as further described in the disclosure set forth under the Introductory Note above:

●	23,000,000 shares of Class A common stock to the PIPE Investors for aggregate consideration of $230.0 million;

●	51,636,922 shares of Class B Common Stock to the Existing AST Equityholders (other than Avellan) for aggregate consideration of $5,164.00; and

●	78,163,078 shares of Class C Common Stock to Avellan for aggregate consideration of $7,817.00.

The AST Common Units are redeemable for shares of Class A Common Stock at the Company’s election. Up to 136,333,767 shares of Class A Common Stock are issuable upon the redemption of the AST Common Units. The Company issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders

On the Closing Date, in connection with the completion of the Business Combination, the Company’s Certificate of Incorporation and Bylaws were amended and restated. Pursuant to the A&R Certificate of Incorporation, there are 1,225,000,000 shares authorized, of which 800,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares are shares of Class B Common Stock, par value $0.0001 per share, 125,000,000 shares are shares of Class C Common Stock, par value $0.0001 per share, and 100,000,000 shares are shares of preferred stock, par value $0.0001 per share. The disclosure set forth in the sections titled “Description of NPA Securities” and “Description of SpaceMobile Securities” in the Proxy Statement is incorporated herein by reference.

The foregoing description of the A&R Certificate of Incorporation and Bylaws of the Company does not purport to be complete and is qualified in its entirety by the terms of the A&R Certificate of Incorporation and Bylaws of the Company, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

The material terms of each of the A&R Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — A&R Certificate of Incorporation,” “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Anti-Takeover Effects of the A&R Certificate of Incorporation and the SpaceMobile Bylaws” and “Description of SpaceMobile Securities” beginning on pages 118, 120 and 239 of the Proxy Statement, respectively, which are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth under in the sections titled “Proposal No. 1 — The Business Combination Proposal” beginning on page 106 of the Proxy Statement and “Introductory Note” and Item 2.01 in this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors and Appointment of Officers

On April 1, 2021 each of Abel Avellan, Tareq Amin, Adriana Cisneros, Alexander Coleman, Luke Ibbetson, Edward Knapp, Hiroshi Mikitani, Ronald Rubin, Richard Sarnoff, Thomas Severson and Julio A. Torres were elected as directors of the Company, with Abel Avellan appointed as chairman of the board, in each case, effective upon the completion of the Business Combination. Biographical information with respect to such directors is set forth in the section entitled “SpaceMobile Management After the Business Combination” beginning on page 201 of the Proxy Statement and is incorporated herein by reference.

On April 6, 2021, Abel Avellan and Thomas Severson were appointed to serve as the Company’s Chief Executive Officer and Chief Financial Officer, respectively, in each case, effective upon the combination of the Business Combination. Biographical information with respect to such executive officers is set forth in the section entitled “SpaceMobile Management After the Business Combination” beginning on page 201 of the Proxy Statement is incorporated herein by reference.

On April 6, 2021, Brian Heller was appointed to serve as the Company’s Executive Vice President, General Counsel and Secretary. Mr. Heller has over twenty years of public company experience. Mr. Heller joined AST as its Executive Vice President, General Counsel and Secretary in February 2021. Prior to joining AST, he served as General Counsel of Castle Brands Inc., a publicly-traded spirits company, from October 2008 until its sale to Pernod Ricard in October 2019, and as Senior Vice President - Business and Legal Affairs of Ladenburg Thalmann Financial Services, a publicly-traded financial services company, from April 2007 until its sale to a portfolio company of Reverence Capital Partners in May 2020. He joined Ladenburg from AOL Latin America, where he served as Associate General Counsel. Previously, Mr. Heller was a Partner in the Corporate and Intellectual Property Departments at the Steel Hector & Davis law firm (now Squire Patton Boggs) in Miami, Florida. Earlier in his career, he served as a law clerk to the Honorable James Lawrence King of the United States District Court for the Southern District of Florida. Mr. Heller received his J.D., cum laude, from Georgetown University Law Center, where he was Articles Editor of the Georgetown Law Journal, and his bachelor of science degree from Northwestern University.

On April 6, 2021, Rulfo Hernandez was appointed to serve as the Company’s Chief Accounting Officer. Mr. Hernandez joined AST in February 2021 serving as Chief Accounting Officer. Prior to joining AST, Mr. Hernandez worked at Opko Health Inc., serving as its Chief Accounting Officer and Treasurer from July 2020 to February 2021 and as Controller from May 2014 to July 2020. Prior to joining Opko Health Inc. Mr. Hernandez served in various roles at Pricewaterhousecoopers LLP from January 2002 to May 2014. Mr. Hernandez received a Master’s degree from H. Wayne Huizenenga School of Business and Entrepreneurship and his bachelor’s degree from Andrés Bello Catholic University.

Departure of Directors and Certain Officers

Effective upon the Closing Date, each of Timothy Gannon, Daniel Ginsberg and Rick Mazer resigned as directors of the Company, and Abel Avellan replaced Alexander Coleman as chairman of the board of directors, although Mr. Coleman will continue as a director of the Company. Effective upon the Closing Date, each of Gary P. Smith and James Bradley resigned as executive officers of the Company.

2020 Incentive Award Plan

On April 1, 2021, the AST SpaceMobile, Inc. 2020 Incentive Award Plan (the “2020 Incentive Award Plan”) became effective. The 2020 Incentive Award Plan was approved by NPA’s stockholders at the Special Meeting on April 1, 2021. The purpose of the 2020 Incentive Award Plan is to promote the success and enhance the value of the Company and AST by attracting, retaining and motivating selected employees, consultants and directors of the Company and AST. The 2020 Incentive Award Plan provides for grants of stock-based compensation awards, including without limitation, non-qualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock awards, restricted stock unit awards, incentive unit awards other stock or cash based awards and dividend equivalent awards. Employees, officers and consultants of the Company or any parent or affiliate, including AST, or any non-employee director of the Company’s board of directors are eligible to receive awards under the 2020 Incentive Award Plan. The 2020 Incentive Award Plan is administered by the compensation committee of the Company’s board of directors, referred to herein as the “plan administrator”. The plan administrator has the authority to take all actions and make all determinations under the 2020 Incentive Award Plan, to interpret the 2020 Incentive Award Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2020 Incentive Award Plan as it deems advisable. The plan administrator also has the authority to grant awards, to determine which eligible service providers receive awards, and to set the terms and conditions of all awards under the 2020 Incentive Award Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2020 Incentive Award Plan.

The Company has reserved a total of 10,800,000 shares of Class A Company Common Stock for issuance pursuant to the 2020 Incentive Award Plan and the maximum number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 2020 Incentive Award Plan is 10,800,000, in each case, subject to certain adjustments set forth therein.

The information set forth in the section entitled “Proposal No. 5 — The Incentive Plan Proposal” beginning on page 153 of the Proxy Statement is incorporated herein by reference. The foregoing description of the 2020 Incentive Award Plan and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2020 Incentive Award Plan, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.6.

2020 Employee Stock Purchase Plan

The AST SpaceMobile, Inc. 2020 Employee Stock Plan (the “ESPP”) was approved by NPA’s stockholders at the Special Meeting. The purpose of the ESPP is to assist the Company’s eligible employees in acquiring a stock ownership interest in the Company and to help the Company’s eligible employees provide for their future security and to encourage them to remain in the Company’s employment. The ESPP will be comprised of two distinct components in order to provide increased flexibility to grant options to purchase shares under the ESPP to U.S. and to non-U.S. employees. Specifically, the ESPP authorizes (i) the grant of options to U.S. employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”), and (ii) the grant of options that are not intended to be tax-qualified under Section 423 of the Code to facilitate participation for employees located outside of the U.S. who do not benefit from favorable U.S. federal tax treatment and to provide flexibility to comply with non-U.S. law and other considerations (the “Non-Section 423 Component”). Where permitted under local law and custom, we expect that the Non-Section 423 Component will generally be operated and administered on terms and conditions similar to the Section 423 Component. The ESPP will be administered by the compensation committee of the Company’s board of directors.

The Company has reserved a total of 2,000,000 shares of Class A Company Common Stock for issuance pursuant to the ESPP, subject to certain adjustments set forth therein.

The information set forth in the section entitled “Proposal No. 6 — The ESPP Proposal” beginning on page 158 of the Proxy Statement is incorporated herein by reference. The foregoing description of the ESPP and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the ESPP, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.9.

Compensatory Arrangements for Directors

In connection with the completion of the Business Combination, the Company’s board of directors also approved a compensation program for the Company’s non-employee directors who are determined not to be affiliated with Invesat LLC, Vodafone Ventures Limited, ATC TRS II LLC and/or Rakuten Mobile USA Service Inc. (the “Director Compensation Program”). The material terms of the Director Compensation Program are described in the section of the Proxy Statement beginning on page 212 entitled “Executive and Director Compensation of AST—Post-Business Combination Director Compensation Program.” The foregoing description of the Director Compensation Program and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the Director Compensation Program, which is attached hereto as Exhibit 10.11.

Compensatory Arrangements for Executive Officers

On April 6, 2021, in connection with the completion of the Business Combination, the Company assumed the offer letters that AST entered into with certain of its executive officers: Abel Avellan and Thomas Severson. Pursuant to the offer letters, each of Messrs. Avellan and Severson receives an annual base salary and is eligible to participate in AST’s customary health, welfare and fringe benefit plans. Mr. Avellan has agreed that following the Business Combination, he will not initially draw a salary from the Company. In addition, Messrs. Avellan and Severson have entered into AST’s form Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement containing certain restrictive covenants, including non-compete and non-solicitation restrictions for a period of one year following a termination or cessation of employment for any reason.

Additionally, in connection with the completion of the Business Combination, the AST board of directors paid Mr. Severson a discretionary transaction bonus in the amount of $350,000 in recognition of his efforts towards the completion of the Business Combination.

AST entered into an offer letter dated December 23, 2020 with Mr. Hernandez, the Company’s Chief Accounting Officer. Pursuant to the offer letter, Mr. Hernandez receives an annual base salary of $250,000. In addition, subject to the approval of the Company’s Board of Directors and his continuing employment through the grant date, Mr. Hernandez is eligible to receive an equity award equal to 203,020 shares of the Company's common stock. Mr. Hernandez is also eligible to participate in AST’s customary health, welfare and fringe benefit plans. In addition, Mr. Hernandez entered into AST’s form Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement containing certain restrictive covenants, including non-compete and non-solicitation restrictions for a period of one year following a termination or cessation of employment for any reason.

The information set forth in the section entitled “Executive and Director Compensation of AST” beginning on page 208 of the Proxy Statement and “Compensation of Executive Officers and Directors After the Business Combination” beginning on page 215 of the Proxy Statement are each incorporated herein by reference. The offer letters for Messrs. Avellan, Severson and Hernandez are attached as Exhibits 10.12, 10.13 and 10.14 hereto, respectively.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, NPA ceased being a shell company. The material terms of the Business Combination are described in the section entitled “Proposal No. 1 — The Business Combination Proposal” beginning on page 106 of the Proxy Statement, in the information set forth under “Introductory Note” and in the information set forth under Item 2.01 in this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 8.01. Other Events.

AST is currently manufacturing, procuring and assembling the satellite componentry required for its BlueWalker 3 (“BW3”) test satellite. During 2021, AST will be assembling and testing the BW3 satellite at its facilities. BW3 currently is targeted to launch late in the fourth quarter of 2021. However, the exact timing of such launch is contingent on a number of factors, including satisfactory and timely completion of construction and testing of BW3 and the availability of an appropriate launch window and vehicle from our launch provider. The launch of BW3 was scheduled to coincide with the launch of a primary payload from an unrelated entity. The primary payload from such unrelated entity is delayed, which may in turn delay the launch window for BW3. If AST is required to identify another launch vehicle and/or launch provider, AST may incur delays in such launch and may incur additional costs.

Item 9.01. Financial Statement and Exhibits.

The Securities and Exchange Commission has recently informally indicated that they may potentially require former special purpose acquisition companies, such as the Company, to classify their warrants as fair value liabilities. This treatment has not been reflected in the Company's historical financial statements or unaudited pro forma condensed combined financial information incorporated by reference herein.

(a) Financial statements of businesses acquired

The financial statements of the Company included in the Company’s annual report on Form 10-K filed on March 1, 2021 are incorporated herein by reference.

The financial statements of AST as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 set forth in Exhibit 99.1 to this Current Report on Form 8-K, are incorporated herein by reference.

(b) Pro Forma Financial Information

The information set forth in Exhibit 99.2 to this Current Report on Form 8-K, which includes the unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2020, is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Document
2.1*	Equity Purchase Agreement, dated as of December 15, 2020, by and among AST & Science LLC, New Providence Acquisition Corp., New Providence Management LLC, the AST Existing Equityholder Representative and the AST Existing Equityholders listed on Annex A thereto (incorporated by reference from NPA’s Form 8-K dated December 15, 2020)
3.1	Second Amended and Restated Certificate of Incorporation of AST SpaceMobile, Inc.
3.2	Bylaws of AST SpaceMobile, Inc.
4.1	Specimen Common Stock Certificate of AST SpaceMobile, Inc.
4.2	Specimen Warrant Certificate of AST SpaceMobile, Inc.
4.3	Warrant Agreement, dated September 13, 2019, between New Providence Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference from NPA’s Form 8-K dated September 16, 2019)
10.1*	Stockholders’ Agreement, dated as of April 6, 2021, by and among AST SpaceMobile, Inc., Abel Avellan, Invesat LLC, Vodafone Ventures Limited, Rakuten Mobile USA Service Inc., ATC TRS II LLC and New Providence Management LLC
10.2*	Sponsor Voting Agreement, dated as of April 6, 2021, by and among AST SpaceMobile, Inc. and New Providence Management LLC
10.3*	Registration Rights Agreement, dated as of April 6, 2021, by and among AST SpaceMobile, Inc., Abel Avellan, Invesat LLC, Vodafone Ventures Limited, Rakuten Mobile USA Service Inc., ATC TRS II LLC and New Providence Management LLC
10.4*	Tax Receivable Agreement, dated as of April 6, 2021, by and among AST SpaceMobile, Inc., AST & Science, LLC, Thomas Severson, as TRA Holder Representative, and the TRA Holders named therein
10.5*	Fifth Amended and Restated Operating Agreement of AST & Science, LLC
10.6†	AST SpaceMobile, Inc. 2020 Incentive Award Plan
10.7†	AST SpaceMobile, Inc. 2020 Incentive Award Plan – Form of Stock Option Agreement
10.8†	AST SpaceMobile, Inc. 2020 Incentive Award Plan – Form of Restricted Stock Unit Agreement
10.9†	AST SpaceMobile, Inc. 2020 Employee Stock Purchase Plan
10.10†	Form of Director and Officer Indemnification Agreement
10.11†	Non-Employee Director Compensation Policy
10.12†	Offer Letter between AST & Science, LLC and Abel Avellan
10.13†	Offer Letter between AST & Science, LLC and Thomas Severson
10.14†	Offer Letter between AST & Science, LLC and Rulfo Hernandez
10.15*	Amended and Restated Series B Preferred Shares Purchase Agreement, dated as of February 4, 2020, by and among AST & Science, LLC, Vodafone Ventures Limited, ATC TRS II LLC and Rakuten Mobile Singapore PTE. LTD.
10.16*	Letter Agreement, dated as of December 15, 2020, by and between AST & Science, LLC and Vodafone Ventures Limited
10.17*	Letter Agreement, dated as of December 15, 2020, by and between AST & Science, LLC and ATC TRS II LLC, as predecessor in interest to ATC TRS IV LLC
10.18*	Amended and Restated Commercial Agreement, dated as of December 15, 2020, by and between AST & Science, LLC and Rakuten Mobile Singapore Pte. Ltd.
10.19*	Patent and Know-How License Agreement, dated June 21, 2019, by and between SRS Space Limited and AST & Science, LLC
10.20*	Launch Services Contract, dated July 17, 2020, by and between AST & Science, LLC and Joint Stock Company “GK Launch Services”
10.21*	Design and Manufacturing Agreement, dated September 23, 2020, by and between Dialog Semiconductor Operations Services Limited and AST & Science LLC
10.22*	Sublease Agreement, dated November 13, 2018, by and between the Midland Development Corporation and AST & Science, LLC
21.1	List of subsidiaries
99.1	Audited consolidated financial statements of AST as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018
99.2	Unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2020
99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations for AST for the years ended December 31, 2020 and 2019

*	Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) or Item 601(b)(10)(iv), as applicable, of Regulation S-K. The Registrant agrees to furnish supplemental copies of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

†	Indicates a management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2021

AST SPACEMOBILE, INC.

By:	/s/ Abel Avellan
Name:	Abel Avellan
Title:	Chief Executive Officer